Exhibit 3.4

                         LASER-PACIFIC MEDIA CORPORATION

                           AMENDED AND RESTATED BYLAWS
                  (Amended and Restated as of January 20, 2003)

                                    ARTICLE I
                                     OFFICES

     The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     The corporation may also establish offices at any place or places within and outside the State of Delaware as the board of directors may from time to time designate or as the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1.        Annual Meetings.
         ---------------------------------

     Annual meetings of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the board of directors shall determine by resolution.

         Section 2.        Special Meetings.
         ----------------------------------

     Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by a majority of the board of directors, the chairman of the board of directors, the chief executive officer or the president of the corporation. Special meetings of the stockholders of the corporation may not be called by any other person or persons.

         Section 3.        Place of Meetings.
         -----------------------------------

     All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof. The board of directors shall have the discretion to hold meetings of stockholders by remote communication to the fullest extent permitted by applicable law.

         Section 4.        Notice of Meetings.
         ------------------------------------

     Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a written notice thereof to him or her personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him or her at his or her address as recorded on the books of the corporation or by delivering such notice by any other lawful means. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

         Section 5.        Quorum.
         ------------------------

     Except in the case of any meeting for the election of directors summarily ordered by a court as provided by law, the holders of record of a majority in voting power of the outstanding shares of stock of the corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the corporation. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date, or time.

         Section 6.        Voting.
         ------------------------

     (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the corporation having voting rights on the matter in question and which shall have been held by him or her and registered in his or her name on the books of the corporation:

     (i) on the date fixed pursuant to Article VI, Section 6 of these bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

     (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

     (b) Shares of its own capital stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in the previous sentence shall be construed as limiting the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he or she shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended or replaced.

     (c) At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he or she shall in writing so notify the secretary of the meeting prior to the voting of the proxy or unless he or she votes in person at such meeting. At any meeting of the stockholders all elections shall be determined by a plurality of the votes cast, and all other matters, except as otherwise provided in the certificate of incorporation, in these bylaws or by law, or by the rules or regulations of any stock exchange applicable to the corporation, shall be decided by the vote of a majority in voting power of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and it shall state the number of shares voted.

         Section 7.        List of Stockholders.
         --------------------------------------

     The secretary of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         Section 8.        Inspectors.
         ----------------------------

     The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

         Section 9.        Action Without Meeting.
         ----------------------------------------

     Except as otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the corporation in accordance with applicable law.

         Section 10.    Advance Notice of Stockholder Proposals and Nominations.
         -----------------------------------------------------------------------

     Nominations of persons for election to the board of directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice with respect to such meeting, (b) by or at the direction of the board of directors or
(c) by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the secretary of the corporation, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, as amended or replaced, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice must be delivered to the secretary at the principal executive offices of the corporation not less than 90 or more than 120 days prior to the first anniversary (the "Anniversary") of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

     Notwithstanding anything in the second sentence of the second paragraph of this Section 10 of Article II to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 100 days prior to the Anniversary, a stockholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

     Only persons  nominated in accordance with the procedures set forth in this
Section 10 of Article II shall be eligible to be elected as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10 of Article II. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the board of directors or (b) by any stockholder of record of the corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10 of Article
II. Nominations by stockholders of persons for election to the board of directors may be made at such a special meeting of stockholders if the stockholder's notice required by the second paragraph of this Section 10 of
Article II shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

     For purposes of this Section 10 of Article II, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Section 10 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 10 of Article II. Nothing in this Section 10 of Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 11.       Organization.
         ------------------------------

     Such person as the board of directors may have designated or, in the absence of such a person, the chairman of the board or, in his or her absence, the chief executive officer of the corporation or, in his or her absence, such person as may be chosen by the holders of a majority in voting power of the outstanding shares of stock of the corporation entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

         Section 12.       Conduct of Business.
         -------------------------------------

     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

                                   ARTICLE III
                                    DIRECTORS

         Section 1.        Number and Election of Directors.
         --------------------------------------------------

     The number of directors which shall constitute the whole board shall not be less than one nor more than nine as the board of directors may determine by resolution adopted by the unanimous vote of the board of directors from time to time. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director shall hold office until his successor is duly elected and qualified.

         Section 2.        Vacancies.
         ---------------------------

     Vacancies and newly created directorships which result from any increase in the authorized number of directors or any increase in the number of directors within the range of directors authorized may be filled only by the unanimous vote of the directors then in office, though less than quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If at the time of the filling of any vacancy or any newly created directorship, the directors in office constitute less than a majority of the whole board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares outstanding at that time and who have the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 3.        General Powers.
         --------------------------------

     The board of directors shall manage and direct the business of the corporation, and any exercise all such powers of the corporation and do all such lawful acts and things as the stockholders are not by statute, by the certificate of incorporation or by these bylaws directed or required to exercise or do.

         Section 4.        Meetings.
         --------------------------

     The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware. Board members may participate in such meetings by means of conference telephone or similar communications equipment in accordance with the General Corporation Law of the State of Delaware. Regular meetings of the board of directors may be held without notice at such places and times as the board of directors may determine by resolution from time to time. The chairman of the board or the chief executive officer may call special meetings of the board of directors and any two directors may call special meetings of the board of directors by written request and on seventy-two hours' written or oral notice.

         Section 5.        First Meeting of the Board of Directors.
         ---------------------------------------------------------

     The first meeting of each newly elected board of directors shall be held at such time and place as the stockholders shall fix by vote at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order to hold the meeting legally, provided that a quorum shall be present. If the stockholders fail to fix the time or place of such first meeting of the newly elected board of directors, or if such meeting is not held at the time and place which the stockholders have fixed, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6.        Specified Powers of the Board of Directors.
         ------------------------------------------------------------

     Without prejudice to the general powers described in Section 3 of this Article, the board of directors shall have the following powers, subject to applicable law, the certificate of incorporation and these bylaws:

     (a) To adopt a common seal of corporation;

     (b) To make and change regulations, not inconsistent with these bylaws, for the management of the corporation's business and affairs;

     (c) To purchase or otherwise acquire for the corporation any property, rights or privileges which the corporation is authorized to acquire, at such price or consideration and generally on such terms and conditions as they think fit;

     (d) To pay for any property  purchased for the corporation either wholly or
partly  in  money,  stock,   bonds,   debentures  or  other  securities  of  the
corporation;

     (e) To borrow money and to make and issue notes, bonds, debentures, and other negotiable and transferable instruments, mortgages, deeds of trust, and trust agreements, and to do every act and thing necessary to effectuate them;

     (f) To remove any officer, with or without cause, and in their discretion, from time to time, to devolve the powers and duties of any officer upon any other person for the time being;

     (g) To appoint and remove or suspend such subordinate officers, employees, agents or factors as they may deem necessary and to determine their duties;

     (h) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, agents, employees and factors, and to determine their duties and fix, and from time to time change, their salaries or remuneration and to require security as and when they think fit;

     (i) To determine who shall be authorized on the corporation's behalf to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts and other instruments;

     (j) To determine who shall be entitled to vote in the name and behalf of the corporation upon, or to assign and transfer, any shares of stock, bonds, or other securities of other corporations held by the corporation;

     (k) To call special meetings of stockholders for any purpose or purposes;

     (l) To fix and from time to time change the employment agreements, the salaries, or the remuneration of all officers, agents, employees or factors, and to require security as and when they think fit; and

     (m) To fill vacancies in the offices of chairman of the board, vice chairman of the board, president, any vice president, secretary, treasurer or chief financial officer, as well as any other vacancies as may exist in the offices of the corporation.

         Section 7.        Quorum.
         ------------------------

     At all meetings of the Board a quorum for the transaction of business shall be (a) three directors if the then authorized number of directors constituting the board is fixed at four; (b) four directors if the then authorized number of directors constituting the whole board is fixed at five, six, or seven; and (c) five directors if the then authorized number of directors constituting the whole board is fixed at eight or nine; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as statute or the certificate of incorporation may otherwise provide. If a quorum is not present at any meeting of the board of directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors, provided that at least a majority of the required quorum for such meeting approves any action taken at such meeting.

         Section 8.        Action Without Meeting.
         ----------------------------------------

     Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, in accordance with the General Corporation Law of the State of Delaware if all of the members of the board or committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of proceedings of the board or committee.

         Section 9.        Committees of Directors.
         -----------------------------------------

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each consisting of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, to replace any absent or disqualified member at any committee, to replace any absent or disqualified member at any committee meeting.

     Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all to the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may so require; however, such committee shall have neither the power nor authority to amend the certificate of incorporation or these bylaws, adopt an agreement of merger or consolidation, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or the sale, lease or exchange of all or substantially all of the corporation's property and assets; and no such committee shall have neither the power nor authority to declare a dividend or to authorize the issuance of the stock unless the certificate of incorporation or the resolution designating such committee expressly provides and confers such power and authority. Such committee or committees shall have such name or names as the board of directors may be resolution determine from time to time.

         Section 10.       Meetings of Committees.
         ----------------------------------------

     Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         Section 11.       Compensation of Directors.
         -------------------------------------------

     Unless the certificate of incorporation or these bylaws specifically provide otherwise, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may also be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attendance at committee meetings.

         Section 12.       Interested Directors.
         --------------------------------------

     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors of officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the holders of a majority of the stock outstanding; or

     (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction

         Section 13.       Actions Requiring Unanimous Approval.
         ------------------------------------------------------

     The following actions require the unanimous approval or consent of all directors:

     (a) The election or removal from office of an officer;

     (b) Amendment of these bylaws; and

     (c) Election of a director to fill a vacancy on the board of directors, whether created by an increase in the authorized number of directors or otherwise.

         Section 14.       Removal of Directors.
         --------------------------------------

     Unless otherwise restricted by the certificate of incorporation or by law, the holders of a majority of shares entitled to vote at an election of directors, may remove, with or without cause, any director or the entire board of directors.

                                   ARTICLE IV
                                     NOTICE

         Section 1.        Notice.
         ------------------------

     When, under the provisions of the statutes, the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder, such notice shall not be construed to mean personal notice. Such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2.        Waiver of Notice.
         ----------------------------------

     Whenever any notice is required to be given under the provisions of the statutes, the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to notice.
ARTICLE V OFFICERS

         Section 1.        Officers.
         --------------------------

     The board of directors shall elect the officers of the corporation, and they shall be a chairman of the board, a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. The same person may hold any number of offices, unless the certificate of incorporation or these bylaws provide otherwise.

         Section 2.        Election of Officers.
         --------------------------------------

     The board of directors, at its first meeting after each annual meeting of stockholders, shall elect a chairman of the board, a president, one or more vice-presidents, a secretary and a treasurer. The board of directors may appoint such other officers and agents as it deems necessary. Such other officers and agents who shall hold their offices for such time, and shall exercise such powers and perform such duties as the board shall determine from time to time.

         Section 3.        Officers' Salaries and Employment Agreements.
         --------------------------------------------------------------

     The board of directors shall fix the salaries of and approve all employment agreements with all officers and agents of the corporation.

         Section 4.        Term of Office and Removal of Officers.
         --------------------------------------------------------

     The officers of the corporation shall hold office until their successors are elected and qualify. The board of directors may remove at any time by the affirmative vote of all of the directors any officer which the board has elected or appointed. The board of directors shall fill any vacancy that occurs in any office of the corporation.

         Section 5.        The Chairman of the Board.
         -------------------------------------------

     The chairman of the board shall be the chief executive officer of the corporation, shall preside at all meetings of the board of directors, and shall exercise such powers and perform such duties as the board of directors or these bylaws may assign or prescribe to him. If there is no president, the chairman of the board shall in addition be the president of the corporation and shall have the powers and duties prescribed in Section 6 of this Article V.

         Section 6.        The President.
         -------------------------------

     The president shall be the chief operating officer of the corporation, shall preside at all meetings of the stockholders, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 7.        The Vice-Presidents.
         -------------------------------------

     The board of directors may elect such vice-presidents as it deems necessary, and such vice-presidents shall perform such duties and have such other powers as the board of directors may prescribe from time to time.

         Section 8.        The Secretary and Assistant Secretaries.
         ---------------------------------------------------------

     The secretary shall attend all meetings of the board of directors and all meetings of the stockholders, shall record all the proceedings of the meetings of the corporation and the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary, who shall act under the supervision of the chairman of the board, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as the board of directors or chairman of the board shall prescribe. The secretary shall have custody of the corporate seal of the corporation and along with an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary's signature or by the signature of the assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The assistant secretary, or if there are more than one, the assistant secretaries in the order which the board of directors shall determine (or if there is no such determination, in the order of their election) shall, in the absence of the secretary or if the secretary is unable or refuses to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 9.        The Treasurer and Assistant Treasurers.
         --------------------------------------------------------

     The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the names and to the credit of the corporation in such depositories as the board of directors may designate. The treasurer shall disburse the funds of the corporation as the board of directors may order, take proper vouchers for such disbursements, and shall render to the chairman of the board and to the board of directors, at its regular meetings, or when the board so requires, an account of all transactions as treasurer and of the financial condition of the corporation. If the board of directors requires, the treasurer shall give the corporation a bond (which shall be renewed every six years), in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of office and for the restoration to the corporation, in case of the treasurers death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind belonging to the corporation which are in the possession or under the control of the treasurer. The assistant treasurer, or if there are more than one, the assistant treasurers, in the order which the board of directors shall determine (or if there is no such determination, in the order of their election), in the absence of the treasurer or in the event the treasurer is unable or refuses to act, shall perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI
                               STOCK CERTIFICATES

         Section 1.        Certificate of Stock.
         --------------------------------------

     The corporation shall issue to each holder of stock a certificate which certifies the number of shares such holder of stock owns in the corporation, and the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer, an assistant treasurer, the secretary or an assistant secretary of the corporation shall sign such certificate in the name of the corporation. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the corporation may issue such certificate with the same effect as if said person were such officer, transfer agent or registrar at the date of issue.

         Section 2.        Lost Certificates.
         -----------------------------------

     The board of directors may direct the issuance of a replacement certificate, on such terms and conditions as the board may require, in place of any certificate which the corporation issued, and which is alleged to have been lost, stolen or destroyed. The board of directors may require that the owner of the lost, stolen or destroyed certificate prepare an affidavit of that fact as a condition to the issuance of a new certificate. The board of directors in its discretion and as a condition to the issuance of a new certificate may require the owner of such lost, stolen or destroyed certificate or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it with the respect to the alleged lost, stolen or destroyed certificate or the replacement certificate.

         Section 3.        Transfer of Stock.
         -----------------------------------

     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4.        Rules as to Issues of Certificates.
         ----------------------------------------------------

     The board of directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the corporation.

     Each and every person accepting from the corporation certificates of stock therein shall furnish to the corporation a written statement of his or her residence or post office address, or such other information as shall be required by law.

         Section 5.        Status of Recordholders.
         -----------------------------------------

     The board of directors shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

         Section 6.        Fixing Record Date.
         ------------------------------------

     In order for the corporation to determine which stockholders are entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights with respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days before any other action.

     If the board of directors does not so fix a record date:

     (a) The record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the date on which the meeting is held;

     (b) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no previous action by the board of directors is necessary, shall be the day on which the first written consent is given; and

     (c) The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 7.        Registered Stockholders.
         -----------------------------------------

     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 1.        Dividends.
         ---------------------------

     The board of directors may, at any regular or special meeting, pursuant to law, declare and pay dividends upon the capital stock of the corporation, subject to any restrictive provisions of the certificate of incorporation. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. The board of directors may set apart, out of any of the funds of the corporation available for dividends, such sum or sums as the directors in their discretion designate as a reserve or reserves for any proper purpose and the directors may modify or abolish any such reserve.

         Section 2.        Annual Statements.
         -----------------------------------

     The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         Section 3.        Checks.
         ------------------------

     Such officer or officers or such other person or persons as the board of directors may from time to time designate shall sign all checks or demands for money and notes of the corporation.

         Section 4.        Fiscal Year.
         -----------------------------

     The board of directors shall fix the fiscal year of the corporation by resolution.

         Section 5.        Seal.
         ----------------------

     The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 6. Indemnification of Directors, Officers, Employees and Other Agents.
         -----------------------------------------------------------------------

     (a) Scope of Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law and the certificate of incorporation.

     (b) Advance of Expenses. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director, officer, employer or agent in defending or investigating any action, suit proceeding or investigation shall be paid by the corporation in advance of the final disposition of such matter, if such director, officer, employee or agent shall undertake in writing to repay any such advances in the event that it is ultimately determined that he or she is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtained or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the Board or counsel at the time such determination is made, (i) the director, officer, employee or agent acted in bad faith or deliberately breached his or her duty to this Corporation or its stockholders, and (ii) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

     (c) Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
Section 6 of Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (d) Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6 of Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7.        Directors' and Officers' Liability Insurance.
         --------------------------------------------------------------

     The board of directors shall have the power to purchase liability insurance on behalf of the corporation, for the directors and officers of the corporation.

                                  ARTICLE VIII
                                   AMENDMENTS

         Section 1.        Amendment of Bylaws.
         -------------------------------------

     New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of the holders of a majority of the outstanding shares of stock entitled to vote, or by the board of directors, when such power is conferred upon the board by the certificate of incorporation. The power of the board of directors to adopt, amend or repeal bylaws shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal bylaws.